Exhibit 21.1

SALLY BEAUTY HOLDINGS, INC.
LIST OF SUBSIDIARIES
As of September 30, 2009

Sally Investment Holdings LLC (Delaware)

Sally Holdings LLC (Delaware)

Beauty Systems Group LLC (Delaware) (1)

Armstrong McCall Holdings, Inc. (Texas)

Arnolds, Inc. (Arkansas)

Armstrong McCall Holdings, L.L.C. (Delaware)

Armstrong McCall Management, L.C. (Texas)

Armstrong McCall L.P. (Texas)

Innovations-Successful Salon Services (California) (2)

Schoeneman Beauty Supply, Inc. (Delaware)

Procare Laboratories, Inc. (Delaware)

Neka Salon Supply, Inc. (New Hampshire)

Salon Success International, LLC (Florida) (3)

Sally Beauty Supply LLC (Delaware)

Diorama Services Company, LLC (Delaware)

Sally Capital Inc. (Delaware)

Sally Beauty Distribution LLC (Delaware)

Sally Beauty International Finance LLC (Delaware)

Beauty Holding LLC (Delaware)

Beyond the Zone, Inc. (Delaware)

Silk Elements, Inc. (Delaware)

High Intensity Products, Inc. (Delaware)

Nail Life, Inc. (Delaware)

Sexy U Products, Inc. (Delaware)

For Perms Only, Inc. (Delaware)

Energy of Beauty, Inc. (Delaware)

Miracle Lane, Inc. (Delaware)

Tanwise, Inc. (Delaware)

Satin Strands, Inc. (Delaware)

Brentwood Beauty Laboratories International, Inc. (Texas)

Ion Professional Products, Inc. (Delaware)

New Image Professional Products, Inc. (Delaware)

Esthetician Services Inc. (Delaware)

Femme Couture International, Inc. (Delaware)

Venetian Blends, Inc. (Delaware)

Modern Panache, Inc. (Delaware)

Land of Dreams, Inc. (Delaware)

Coloresse, Inc. (Delaware)

Design Lengths, Inc. (Delaware)

Power IQ, Inc. (Delaware)

Soren Enterprises, Inc. (Delaware)

Sally Beauty Distribution of Ohio, Inc. (Delaware)

Sally Beauty International, Inc. (Delaware)

Sally Beauty Supply BV (Netherlands)

Pro-Duo Deutschland GmbH (Germany)

Sally Beauty Canada Holdings LLC (Delaware)

Sally Beauty Supply Japan, Inc. (Japan)

SBCBSG Company de Mexico, s. de R.I. de C.V. (Mexico)

SBIFCO Company de Mexico, S.A. de C.V. (Mexico)

Sally Beauty International Holdings, C.V. (Netherlands)

Sally International Holdings LLC (Delaware)

Sally Beauty Holdings LP (Bermuda)

Sally Beauty Worldwide Holdings BV ((Netherlands)

SBH Finance B.V. (Netherlands)

Sally Beauty de Puerto Rico, Inc. (Puerto Rico)

Sally Beauty Global Holdings BV (Netherlands)

Sally Beauty (Canada) Corporation (Nova Scotia)

Beauty Systems Group (Canada), Inc. (New Brunswick)(1)

Salon Success BV (Netherlands)

Sally Salon Services (Ireland) Ltd (Ireland)

Earnridge Limited (Ireland)

Sumdveldt Limited (Ireland)

Pro-Duo Spain SL (Spain)

Salon del Exito, S.L. (Spain)

Sally UK Holdings Limited (England)

Sally Salon Services Ltd (England)

Jack Kaye Hair and Beauty Supplies Ltd. (England)

Shear Beauty Limited (England)

Fashion Services Limited (Northern Ireland)

Teknique Haircare Limited (Scotland)

MHR Limited (England)

Chapelton 21 Ltd (Scotland)

Three Six Five Group Ltd. (England)

Sally Chile Holding SpA (Chile)

Salon Services (Hair and Beauty Supplies) Ltd (Scotland) (4)

Beauty Express Ltd (Scotland)

Salon Services Franchising Ltd (Scotland)

Sassi Hair and Beauty Ltd (Scotland)

Salon Services (England) Ltd (Scotland)

Salon Services (Ireland) Ltd (Scotland)

Salon Success Limited (England) (5)

Ogee Limited (England)

Pro-Duo NV (Belgium)

Pro-Duo France SAS (France)

Vigox BVBA (Belgium)

Montane Importaciones, S.L. (Spain)

Pro-Duo Nederland BV (Netherlands)

Wacos NV (Belgium)

Ainat Lilibeth, S.L. (Spain)

Habru SPRL (Belgium)

(1)          Doing business as CosmoProf

(2)          Doing business as CosmoProf, Matrix of Los Angeles, CosmoProf Professional Salon Services, Cosmovision Innovative Salon Concepts, Infinity Salon Services, Matrix Distribution of Hawaii and WDG Hawaii

(3)          Education division doing business as Premier Education

(4)          Doing business as Sally Salon Services

Education division doing business as 3×6×5